EXHIBIT 23.2 CONSENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP CERTIFIED PUBLIC ACCOUNTANTS
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated November 4, 1998, which appears in the Annual Report on Form 10-KSB of RIGL Corporation, Inc. and subsidiaries for each of the two years ended September 30, 1998.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 13, 1999